Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147924) of BB&T Corporation of our report dated June 17, 2008, relating to the financial statements of BB&T Corporation 401(k) Savings Plan, which appears in this Form 11-K.

Charlotte, NC
June 17, 2008